Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2016, relating to the financial statements of Halcón Resources Corporation, and the effectiveness of Halcón Resources Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Houston, Texas

September 9, 2016